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                                                                      EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                                 18 U.S.C. 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Energen Corporation and Alabama Gas Corporation (the "Registrants") on Form 10-K for the period ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies with respect to each registrant, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated as of March 12, 2004

By /s/ Wm. Michael Warren, Jr.
------------------------------
Wm. Michael Warren, Jr.
Chief Executive Officer

By /s/ G. C. Ketcham
------------------------------
G. C. Ketcham
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Energen Corporation and Alabama Gas Corporation and will be retained by Energen Corporation and Alabama Gas Corporation and furnished to the Securities and Exchange Commission or its staff upon request.